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                                                                     EXHIBIT 5.1

                                McCarthy Tetrault
              BARRISTERS & SOLICITORS o PATENT & TRADE MARK AGENTS

                         P.O. BOX 10424, PACIFIC CENTRE
                         SUITE 1300, 777 DUNSMUIR STREET
                         VANCOUVER, B.C., CANADA V7Y 1K2

                            FACSIMILE (604) 643-7900
                            TELEPHONE (604) 643-7100

                                 October 8, 1998


Ritchie Bros. Auctioneers Incorporated
9200 Bridgeport Road
Richmond, B.C.  V6X 1S1
CANADA

        Re: Registration Statement on Form S-8 of Common Shares, Without Par Value, of Ritchie Bros. Auctioneers Incorporated (the "Company")

Ladies and Gentlemen:

         We have acted as Canadian counsel to the Company in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the United States Securities Act of 1933, as amended (the "Act"), which the Company is filing with the Securities and Exchange Commission with respect to 1,500,000 Common Shares, without par value (the "Shares"), which may be issued pursuant to the Ritchie Bros. Auctioneers Incorporated 1997 Stock Option Plan, as amended (the "Plan"). We have examined the Registration Statement and such resolutions, documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

         Based upon and subject to the foregoing, we are of the opinion that the Shares that may be issued pursuant to the Plan have been duly authorized and that, upon the due exercise of stock options in accordance with the terms of the Plan, the due execution by the Company and the registration by the Company's registrar of such Shares and the receipt by the Company of the exercise price under such options for the Shares in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

         In rendering this opinion, we express no opinion as to the laws of any jurisdiction other than the laws of Canada and the laws of the Province of British Columbia.

         The opinions expressed herein are provided exclusively for the benefit of the Company and may not be relied upon by any other persons without our express written consent.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        /s/ McCarthy Tetrault

                                        McCARTHY TETRAULT